UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: January 14, 2022

Archer Aviation Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39668	83-2292321
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1880 Embarcadero Road Palo Alto, CA		94303
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 650-272-3233

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	ACHR	New York Stock Exchange

Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price $11.50 per share	ACHR WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 14, 2022, Archer Aviation Inc. (“Archer”) entered into a sublease agreement (the “Sublease”) with Forescout Technologies, Inc. The Sublease is for approximately 96,000 rentable square feet of space in the building located at 190 West Tasman Drive, San Jose, California (the “Premises”). Archer expects that the Premises will become its corporate headquarters.

The term of the Sublease commences thirty days following the delivery date and expires on October 31, 2026. Base rent payments due under the Sublease for the Premises are expected to be approximately $12 million in the aggregate over the term of the Sublease. Archer is also responsible for certain other costs under the Sublease, such as certain build-out expenses, operating expenses, taxes, assessments, insurance, and utilities. The delivery of the Premises is subject to the consent of the landlord of the Premises and, if not obtained within 60 days after the effective date of the Sublease, Archer will have the right to terminate the Sublease.

The foregoing summary of key terms of the Sublease does not purport to be complete and is subject to, and qualified in its entirety by, the complete text of the Sublease, a copy of which Archer expects to file with its Quarterly Report on Form 10-Q for the quarterly period ending March 31, 2022, and upon filing will be incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

Ben Lu and Archer have reached an agreement regarding Mr. Lu’s resignation from his position as the Company’s Chief Financial Officer effective on January 21, 2022 (the “Resignation Date”). Mr. Lu will provide transitional consulting services to the Company through April 15, 2022 (the “Consulting Agreement”). Mr. Lu’s resignation was not because of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices, including accounting principles and practices.

In connection with Mr. Lu’s resignation from his position as the Company’s Chief Financial Officer, the Company and Mr. Lu have entered into a separation agreement (the “Separation Agreement”) that provides for a general release and waiver of claims in favor of the Company, in exchange for (i) an amendment to the Global RSU Award Agreement, dated December 8, 2021 (the “RSU Agreement”), to accelerate 100,000 of Mr. Lu’s unvested RSUs, which represents 1/6th of the shares underlying such RSU Agreement, (ii) a lump sum payment to Mr. Lu in the amount of $250,000, which equals six months of Mr. Lu’s base salary, (iii) a lump sum payment to Mr. Lu in the amount of $105,769, which equals Mr. Lu’s unearned prorated 2021 discretionary performance-based bonus payment, and (iv) payments with respect to six months’ COBRA benefits.

The foregoing descriptions of the Consulting Agreement and Separation Agreement are qualified in their entirety by reference to the full text of the Consulting Agreement and Separation Agreement, respectively, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending March 31, 2022.

(c)

On January 21, 2022, the Company’s board of directors appointed Mark Mesler, age 53, to become the Company’s Chief Financial Officer (“CFO”) effective February 7, 2022.

Prior to joining the Company, Mr. Mesler served as the Chief Financial Officer of Volansi Inc., an aerial logistics and drone company, from November 2020 to January 2022, as Vice President of Finance for Bloom Energy, Inc., a company producing solid oxide fuel cells, from August 2009 to November 2020, and in various other finance roles from January 1991 through August 2009. Mr. Mesler has a B.S. in Finance from Penn State University and an M.B.A. from Carnegie Mellon University’s Tepper School of Business.

There are no family relationships, as defined in Item 401 or Regulation S-K, between Mr. Mesler and any of the Company’s executive officers or directors or persons nominated or chosen to become directors or officers. There is no arrangement or understanding between Mr. Mesler and any other persons pursuant to which Mr. Mesler was selected as an officer. Mr. Mesler is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with his appointment as CFO, Mr. Mesler and the Company entered into an Offer Letter dated January 15, 2022 (the “Offer Letter”). Pursuant to the Offer Letter, Mr. Mesler will receive an initial annual base salary of $500,000. In addition, Mr. Mesler will be eligible to participate in the Company’s bonus plan and will have a target annual bonus of $250,000. Mr. Mesler will also be granted a restricted stock unit (“RSU”) award under the Company’s 2021 Equity Incentive Plan to acquire such number of shares of the Company’s Class A Common Stock equal to $4,000,000 divided by the average daily closing price of the Company’s Class A Common Stock during the month in which his employment starts (the “RSU Grant”). The RSU Grant will vest with respect to 25% of the total number of RSUs on the applicable quarterly vesting date following the one-year anniversary of Mr. Mesler’s start date and an additional 1/16th of the total number of RSUs subject to the RSU Grant quarterly over the following twelve quarters for so long as Mr. Mesler remains employed as CFO of the Company.

The foregoing descriptions of the Offer Letter are qualified in their entirety by reference to the full text of the Offer Letter, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending March 31, 2022.

Mr. Mesler has also entered into the Company’s standard form of indemnity agreement, which is attached as Exhibit 10.26 to the Company’s Form 8-K filed with the Securities and Exchange Commission on September 16, 2021 (File No. 001-39668).

(e)

The information set forth above under 5.02(c) is hereby incorporated by reference into this Item 5.02(e).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description
104	Inline XBRL for the cover page of this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCHER AVIATION INC.
Date: January 21, 2022
	By:	/s/ Andy Missan
	Name:	Andy Missan
	Title:	Chief Legal Officer